UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2007

LIBERTY STAR URANIUM & METALS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

3024 E. Fort Lowell Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-731-8786

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements

The Registrant entered into a letter agreement as of June 25, 2007 with Friedland Investment Events LLC (“Friedland”), whereby Friedland will provide services to the Registrant to achieve its “Awareness” objectives. In consideration for these services, the Registrant has agreed to pay US$13,500 cash in installments. The Registrant has also agreed to issue to Friedland an aggregate of 75,000 restricted shares of the Registrant’s common stock as follows: 40,000 now and 35,000 on December 31, 2007.

The Company has entered into an investor relations agreement as of August 9, 2007 with Agoracom Investor Relations Corp. (“Agoracom”), to provide investor relations services to the Company. As compensation for these services, the Company has agreed to pay Agoracom $5,000 cash per month. As further consideration, the Company has agreed to grant to Agoracom the option to purchase 250,000 common shares of the Company’s common stock at a price of $0.45 per share.

Item 3.02.	Unregistered Sales of Equity Securities

On August 23, 2007, the Registrant issued 40,000 restricted shares of the Registrant’s common stock to Friedland Investment Events LLC in consideration for services. The Registrant issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On August 23, 2007, the Registrant issued 12,000 restricted shares of the Registrant’s common stock to LDV Corporation in consideration for services. The Registrant issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On August 23, 2007, the Registrant issued 10,000 restricted shares of the Registrant’s common stock to Southern California Investment Association, Inc. in consideration for services. The Registrant issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On August 23, 2007, we granted stock options to Agoracom Investor Relations Corp. to purchase an aggregate of 250,000 shares of our common stock at an exercise price of $0.45 per share. The options are subject to a vesting and exercise schedule as set forth in the investor relations agreement dated August 9, 2007. We issued the securities to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

/s/ James Briscoe

James Briscoe, President and Director

Date: August 19, 2007

CW1361338.1